FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 Current Report


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report
February 18, 1997
-----------------

                           FIRST REPUBLIC BANCORP INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


  Delaware                         0-15882                94-2964497
  --------                         -------                ----------
(State or other jurisdiction     (Commission             (IRS Employer
 of incorporation)               File Number)             Identification No.)



                                388 Market Street
                             San Francisco, CA 94111
                             -----------------------
               (Address of principal executive office) (Zip Code)


                                  (415) 392-1400
                                  --------------
               (Registrant's telephone number, including area code)


                                 Not applicable
                                 --------------
          (Former name, former address, if changed since last report)

Item 5.  Other Events

First Republic Bancorp Inc. hereby files with the Securities and Exchange Commission (the "Commission") its press release, dated February 18, 1997, concerning its engagement of an investment banking firm to consider strategic alternatives, as distributed on February 18, 1997.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              First Republic Bancorp Inc.
                                              (Registrant)



Date: February 18, 1997
                                              -------------------------
                                              Willis H. Newton, Jr.
                                              Senior Vice President and
                                              Chief Financial Officer

FOR IMMEDIATE RELEASE
---------------------



                 FIRST REPUBLIC BANCORP RETAINS INVESTMENT BANKER

                                                      Common Stock Symbol - FRC
                                                     New York/Pacific Exchanges

     San Francisco, California, February 18, 1997 - First Republic Bancorp Inc. (NYSE: FRC) announced that it has retained Montgomery Securities to assist in identifying, reviewing and assessing various strategic alternatives.

        James H. Herbert, II, the President and Chief Executive Officer of First Republic, said "The assignment we have given to Montgomery Securities covers a diverse range of strategic alternatives. It includes the possibility of First Republic's being acquired or merging with a strategic partner. There will also be active consideration of other alternatives which would enhance shareholder value."

        First Republic Bancorp has total assets of $2.2 billion and functions as a direct lender as well as a mortgage banker through its FDIC-insured, Nevada chartered thrift company subsidiary. First Republic Savings Bank provides both loan and deposit services from thirteen locations in San Francisco, Los Angeles, Beverly Hills and San Diego, California and in Las Vegas, Nevada.



For further information call:
Willis H. Newton, Jr.
Senior Vice President and
Chief Financial Officer
388 Market Street
San Francisco, CA 94111
(415) 392-1400